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                                     PERKINS COIE

                A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
            1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON 98101-3099
                  TELEPHONE: 206 583-8888 - FACSIMILE: 206 583-8500

                                   August 14, 1997


Egghead, Inc.
22705 E. Mission
Liberty Lake, WA 99019

         RE: 289,104 SHARES OF COMMON STOCK ($.01 PAR VALUE PER SHARE) OF EGGHEAD, INC. (THE "COMPANY")

Ladies and Gentlemen:

    We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 289,104 shares of Common Stock, $.01 par value per share (the "Shares"), which are to be issued pursuant to the Surplus Software, Inc. 1996 Stock Option Plan (the "Plan"). We understand that the Company has agreed, pursuant to an Agreement and Plan of Merger, dated as of April 30, 1997 and amended as of May 23, 1997 (the "Merger Agreement"), among the Company, North Face Merger Sub, Inc. and Surplus Software, Inc. ("Surplus Direct"), to assume all of the outstanding options to purchase the common stock of Surplus Direct that have been issued pursuant to the Plan. We have examined the Registration Statement, the Merger Agreement and such other documents and records of the Company as we have deemed relevant and necessary for the purposes of this opinion.

    Based upon and subject to the foregoing, we are of the opinion that the Shares that will be issued pursuant to the Plan, upon the due execution by the Company and the registration by its registrar of the Shares and the issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

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Egghead, Inc.
August 14, 1997
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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       PERKINS COIE